Avantair, Inc. Investor Presentation December 6, 2012 Exhibit 99.1

SAFE HARBOR

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, including, without limitation, statements regarding the Company’s expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “anticipates,” “intends,” “believes,” or similar language. Our actual results could differ materially from the information contained in these forward-looking statements as a result of various factors, including, but not limited to, the factors outlined in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and the factors outlined in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, in each case, particularly under the heading “Risk Factors.” Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition or operating results. We do not undertake, and expressly disclaim, any obligation to update this forward-looking information, except as required by applicable law. Important factors that could cause actual results to differ materially from Avantair’s expectations as described in Avantair’s public filings with the Securities and Exchange Commission ("SEC") include, without limitation: (1) our inability to fund our operations and capital expenditures; (2) our inability to raise capital or meet cash flow projections, including our inability to raise funds through the issuance of convertible notes and warrants or through other financings; (3) our inability to resume the operation of our fleet on the timeline which we expect; (4) extensive government regulation, including, but not limited to, the operational requirements of the FAA; (5) our inability to generate sufficient cash flows to meet our debt service obligations or other financial obligations; (6)
our inability to obtain new or retain current acceptable program participant contracts; (7) the loss of key personnel; (8) our inability to effectively manage our growth; (9) our inability to acquire additional aircraft and parts from our single manufacturer;
(10) competitive conditions in the fractional aircraft industry; (11) the failure or disruption of our computer, communications or other technology systems; (12) changing economic conditions; (13) increases in fuel and other costs; and (14) our failure to attract and retain qualified pilots and other operations personnel.
The forward-looking statements relating to future events and the future performance of the Company in this document include, without limitation, statements regarding: the Company's new business model, as described herein, the Company's cash forecast assumptions described herein, and the Company's quarterly cash flow projections set forth herein, including each component provided in such projections. Other forward-looking statements are described in our public filings with the SEC.

NEW BUSINESS MODEL

• Primary operating strategy is to achieve positive cash flow through continued sale of
Fractional Shares, Axis Leases, Edge Cards, and continued implementation of cost savings initiatives
• Intensely tracking performance and results to achieve operating strategy
• New Finance Leadership Team has been put in place
• Continue to promote a culture where safety and customer service remain as the
Company’s primary objectives
• To achieve strategic goals of positive earnings and cash flows, implementing a series of cost savings initiatives having no impact to safety and customer service. Initiatives have been expanded in November 2012 to include:
• Reduce fleet size by 12 aircraft by strategically eliminating more costly aircraft from our fleet which the Company believes will reduce both fixed and variable costs
• Increasing the overall reliability of our fleet
• Driving increased efficiencies through outsourced maintenance and lowering our overall costs of flight operations
• Continuing forward on broader series of cost savings initiatives previously announced

PROJECTIONS

The Company makes no express or implied representation or warranty as to the attainability of the projected financial information contained herein (the "Projections") or as to the accuracy or completeness of the assumptions from which such projected information is derived.  Under no circumstances should such information be construed as a representation or prediction that the Company will achieve or is likely to achieve any particular results. The projected financial information is management’s projection of possible future results, is dependent upon many factors over which the Company has no control and is necessarily based on a number of assumptions as to future events that are inherently uncertain and subjective, and the
Company's actual results may vary materially. The Projections and the related assumptions (whether or not described herein), as well as all of the elements taken into consideration to determine the Projections, may not occur, and they are subject to change or modification due to the uncertainty associated with the economic, financial and competitive environment in which the Company operates and to the risks and uncertainties to which the Company and its business is subject, all of which may have an impact on the
Company's business activities, financial position, results of operations, and outlook, and on the realization of the assumptions and Projections described above. The projections were not prepared in compliance with the guidelines of the American Institute of Certified Public Accountants and have not been examined, reviewed or compiled by the Company's independent certified public accountants or any other third party.
The Company does not intend to update or otherwise revise the projections to reflect circumstances existing after the date hereof or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the Company does not intend to update or revise the projections to reflect changes in general economic or industry conditions.

PROJECTIONS (cont’d)

The Projections are made as of November 20, 2012 and are based on a number of assumptions, including, but not limited to those set forth on the pages that follow. The Projections also assume the success of the
Company’s current business strategy as well as the Company's ability to raise additional funds within certain time frames and on certain terms. The success of the strategy and the ability to raise such funds on acceptable terms is subject to uncertainties and contingencies beyond the Company’s control, and no assurances can be given that (A) the strategy will be effective or the anticipated benefits from the strategy will be realized in the periods for which the Projections have been prepared, and (B) that any funds will be raised on acceptable terms and timeframes. The assumptions described herein are those that the Company believes are significant to the Projections. However, not all assumptions used in the preparation of the
Projections have been set forth herein.
The Projections do not assume the occurrence of any periods of economic slowdown that might adversely affect demand for the Company’s products and services. The Projections assume, among other things, that: (i) there will be no material costs resulting from legal proceedings; (ii) there will be no material change in the political, fiscal or economic conditions; (iii) there will be no material change in legislation or regulations or the administration thereof that will have an unexpected effect on the business of the
Company; and (iv) there will be no labor or industrial disputes or other disturbances that would materially affect the operations or sales of the Company. Other important factors that could cause actual results to differ materially from Avantair’s expectations are set forth above under the caption "Safe Harbor" and in our public filings with the SEC under the caption “Risk Factors” and elsewhere.

Operational:
• Company plan of at least 41 aircraft operational by November 21 st
• Plan to reduce fleet by 12 aircraft (grounded and sold) in upcoming months. Criteria based on a ranking system tracking aircraft cost/hour, performance, reliability and others. Removed aircraft as follows:
- 4 Aircraft - owners on expired contracts no longer subject to Monthly Management Fees (MMF)
- 3 Aircraft - owners with to near-term MMF contract expiration
- 3 Aircraft - core aircraft financed by the Company
- 2 additional Aircraft
Receipts:
• Built in what management believes as of November 20
th
to be a reasonable timeline for cash collections
due to operational stand down based on:
- Monthly Management Fees (MMF),
- Annual Prepayments of MMF, and
- Flight Fees
• Forecasted cash receipts reflecting expiring MMF contracts
• Forecasted cash from lease and card sales at reduced levels in Nov ’12 – Feb ’13
Disbursements:
• Payroll, maintenance, fuel and other related flight operation disbursements have been reduced based on
12 fewer aircraft in the fleet
• Built in timeline to achieve normalized AP levels
• Other disbursements related to the operational stand down flow in November and December
Financing:
• Includes the Company’s receipt of $8 million in three tranches of $3 million, $2 million and $3 million during
November, December and January, respectively

CASH FORECAST ASSUMPTIONS

QUARTERLY CASH FLOW PROJECTION
(in millions) Q1
Actual
Sales receipts 10.4 $     7.7 $           9.0 $         10.5 $         37.6 $
A/R and other receipts 30.6 $     25.3 $        28.2 $      35.7 $         119.8 $
Total receipts 41.0 $     33.1 $        37.2 $      46.2 $        157.4 $
Payroll (8.9) $      (7.7) $         (5.3) $       (5.9) $          (27.9) $
Maintenance (9.3) $      (6.5) $         (8.1) $       (8.5) $          (32.4) $
Operations (15.8) $    (12.2) $       (13.7) $     (13.5) $       (55.2) $
General and admin (4.0) $      (4.3) $         (3.6) $       (3.0) $          (15.0) $
lease/debt service (3.6) $      (2.4) $         (2.4) $       (2.1) $          (10.5) $
Other (3.3) $      (3.6) $         (3.1) $       (3.7) $          (13.7) $
Total disbursements (44.9) $   (36.6) $      (36.1) $    (36.8) $       (154.5) $
Net Cash Flow (4.0) $     (3.6) $         1.1 $        9.3 $          2.8 $
Financing - $       5.0 $          3.0 $        - $          8.0 $
Adj. Net Cash Flow (4.0) $     1.4 $          4.1 $        9.3 $          10.8 $
- Projections are subject to change and are based on assumptions in the previous slide.  Actual results may materially differ from these projections
- Q4 FY13 projections include estimated $5M of receipts for annual prepayment of MMF, consistent with May 2012
FY 2013
Q2 Q3 Q4 Full Year
Projection Projection Projection Projection

Q1 Q2 Q3 Q4 Full Year Q4 FY12 Variance
in millions Actual Projection Actuals to Q4 FY13
Sales receipts 10.4 $              7.7 $                9.0 $                10.5 $              37.6 $          10.4 $          0.1 $
A/R and other receipts 31.1 $              29.4 $              29.6 $              29.7 $              119.8 $        27.5 $          2.2 $
Total receipts 41.5 $             37.1 $             38.6 $             40.2 $             157.4 $       37.9 $          2.3 $
Payroll (8.9) $               (7.7) $               (5.3) $               (5.9) $               (27.9) $         (9.0) $           3.1 $
Maintenance (9.3) $               (6.5) $               (8.1) $               (8.5) $               (32.4) $         (9.5) $           1.0 $
Operations (15.8) $             (12.2) $             (13.7) $             (13.5) $             (55.2) $         (14.9) $         1.4 $
General and admin (4.0) $               (4.3) $               (3.6) $               (3.0) $               (15.0) $         (4.2) $           1.2 $
lease/debt service (3.6) $               (2.4) $               (2.4) $               (2.1) $               (10.5) $         (3.0) $           0.9 $
Other (3.3) $               (3.6) $               (3.1) $               (3.7) $               (13.7) $         (5.4) $           1.7 $
Total disbursements (44.9) $            (36.6) $            (36.1) $            (36.8) $            (154.5) $      (46.0) $        9.2 $
Net Cash Flow (3.5) $              0.5 $                2.4 $                3.4 $                2.8 $            (8.1) $          11.5 $
Financing - $               5.0 $                3.0 $                - $               8.0 $            - $            - $
Adj. Net Cash Flow (3.5) $              5.5 $                5.4 $                3.4 $                10.8 $          (8.1) $          11.5 $
- Projections are subject to change and are based on assumptions in a previous slide.  Actual results may materially differ from these projections.
- Annual prepayment of MMF has been allocated evenly to each month during the year to show more even quarterly cash flows.  Actual cash projections will differ as annual prepayment dates are weighted towards the fourth quarter of the fiscal year.
- The projected improvement in net cash flow in the comparison between Q4 FY13 and Q4 FY12 reflect expected changes to the business model and as outlined in the assumptions slide.
FY 2013
Projection
QUARTERLY CASH FLOW PROJECTION
(NORMALIZED PREPAID MMF)

VALUE PROPOSITION
AIRCRAFT
• Economical and high performance Piaggio Avanti P180
• Currently 57 aircraft in fleet – North American exclusivity of Piaggio P180 aircraft
• Largest and quietest cabin in its category
• Low operating costs – innovative aerodynamic design & most fuel efficient in its class
• Fastest twin turboprop ever built – light jet speed
COMPETITIVE PRICING
• Award winning programs (Fractional Shares, Axis Leases, Edge Cards)
• Simplified pricing, no fuel surcharge or hourly operating costs
• 40% less than competitive programs
PEOPLE & SERVICE
• Approximately 500 employees including over
200 pilots
• State-of-the-art, 24/7 operations center in
Clearwater, FL
• Entire organization committed to one aircraft type
and industry leading customer service

FINANCIAL SUMMARY
• Revenue generating flight hours
• 11,343 hours in FY13 Q1 versus 11,366 hours in FY12 Q1
• Strong revenue growth through challenging economic environment
• 11% CAGR from FY08 - FY12
• Improved bottom line performance
• ($1.0) million net loss in Q1 FY13 versus ($2.2) million net loss in Q1
FY12
• Significant improvement in Adjusted EBITDA
• $2.2 million in Q1 FY13 versus ($0.5) million during prior year period
• November 13, 2012 balance sheet
• Approximately $3 million in cash, and
• $70 million of deferred revenue

NON-GAAP MEASURE
OF PERFORMANCE
The following table (in thousands) reflects the reconciliation of net loss, prepared in conformity with GAAP to the non-GAAP financial measure of Adjusted EBITDA:
The Company believes that the non-GAAP financial measure of Adjusted EBITDA is useful to investors as it excludes the gain on extinguishment of debt and other income and expense items that do not directly reflect the underlying performance of the
Company’s business operations. This measure is a supplement to accounting principles generally accepted in the U.S. used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the
Company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

2012 2011
Net Loss (970) $                  (2,180) $
Add:
Depreciation and amortization 1,451 $                930 $
Interest expense 992 $                   1,056 $
Stock-based compensation 154 $                   173 $
Employee termination and other costs 100 $                   - $
Loss on sale of asset 477 $                   - $
Subtract:
Interest and other income (18) $                    (66) $
Gain on sale of asset - $                    1 $
Gain on debt extinguishment - $                    (439) $
Adjusted EBITDA 2,186 $                (526) $
Three Months Ended
September 30,

AVANTAIR (OTCBB: AAIR)